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                                                                    EXHIBIT 23.1


We have issued our reports dated May 9, 1997, accompanying the financial statements and schedules of International Total Services, Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



GRANT THORNTON LLP

Cleveland, Ohio
August 15, 1997